EX-99.A1

                            CERTIFICATE OF SECRETARY
                     JACKSON NATIONAL LIFE INSURANCE COMPANY

The undersigned, being the duly elected, qualified and acting Secretary of Jackson National Life Insurance Company, a Michigan corporation ("JNL"), hereby certifies that the attached is a full, true and correct copy of resolutions duly adopted by the Board of Directors of JNL at a meeting held on the 16th day of December, 1997 at which a quorum was present; and that such resolutions have not been altered or repealed and remain in full force and effect as of the date hereof.

                               SEPARATE ACCOUNT IV

              WHEREAS, Section 500.925 of the Michigan Insurance Laws permits a domestic life insurance company to establish one or more separate accounts;

              WHEREAS, it is desired that the Company create such a separate account to house certain of its variable life insurance products;

              NOW, THEREFORE, BE IT RESOLVED, that a separate account referred to herein as "Separate Account IV" is hereby established:

              FURTHER RESOLVED: That the assets of Separate Account IV shall be derived solely from (a) sale of variable life insurance products,
              (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company in connection with operation of Separate Account IV;

              FURTHER RESOLVED: That this Company shall maintain in Separate Account IV assets with a fair market value at least equal to the statutory valuation reserves for the variable life insurance policies;

              FURTHER RESOLVED: That any two of the President, Vice Presidents and/or the Treasurer of the Company (the "Officers") be, and each of them hereby is authorized in his or her discretion, as it may deem appropriate from time to time, in accordance with applicable laws and regulations (a) to divide Separate Account IV into divisions and sub-divisions with each division or sub-division investing in shares of designated investment companies or other appropriate securities, (b) to modify or eliminate any such divisions or sub-divisions, (c) to designate further any division or sub-division thereof and (d) to change the designation of Separate Account IV to another designation;

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              FURTHER RESOLVED: That the Officers of the Company be, and each of them hereby is, authorized to invest cash from the Company's general account in Separate Account IV or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the operations of Separate Account IV or to meet any minimum capital requirements under the Investment Company Act of 1940, as amended, and to transfer cash or securities from time to time between the Company's general account and Separate Account IV as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable life insurance policies issued by the Company providing for allocations to Separate Account IV;

              FURTHER RESOLVED: That the income, gains and losses (whether or not realized) from assets allocated to Separate Account IV shall, in accordance with any variable life insurance policies issued by the Company providing for allocations to Separate Account IV, be credited to or charged against Separate Account IV without regard to the other income, gains or losses of the Company;

              FURTHER RESOLVED: That authority is hereby delegated to the President of the Company to adopt procedures providing for, among other things, criteria by which the Company shall provide for a pass-through of voting rights to the owners of variable life insurance policies issued by the Company, providing for allocation to Separate Account IV with respect to the shares of any investment companies which are held in Separate Account IV.

              FURTHER RESOLVED: That the Officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute any necessary agreements to enable Separate Account IV to invest or reinvest the assets of Separate Account IV in securities issued by investment companies registered under the Investment Company Act of 1940, as amended; or other appropriate securities as the Officers of the Company may designate pursuant to the provisions of the variable life insurance policies issued by the Company providing for allocations to Separate Account IV;

              FURTHER RESOLVED: That the fiscal year of Separate Account IV shall end on the 31st day of December each year;

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              FURTHER  RESOLVED:   That  the  Company  may  register  under  the
              Securities Act of 1933 variable life insurance policies, or units of interest thereunder, under which amounts will be allocated by the Company to Separate Account IV to support reserves for such policies and, in connection therewith, the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the Officer executing the same may deem necessary or appropriate;

              FURTHER RESOLVED: That the Officers of the Company be, and each of them hereby is, authorized to take all actions necessary to register Separate Account IV as a unit investment trust under the Investment Company Act of 1940, as amended, and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

              FURTHER RESOLVED: That the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission, applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, and to request from the Securities and Exchange Commission no action and interpretative letters as they may from time to time deem necessary or desirable.

              FURTHER RESOLVED: That the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934.

              FURTHER RESOLVED: That the President of the Company, or such person as is designated by him, is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto, and to exercise powers given to such agent by the Securities Act of 1933 and the Rules thereunder and any other necessary Acts.

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              FURTHER RESOLVED: That the Officers of the Company be, and each of them hereby is, authorized to effect in the name and on behalf of the Company, all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable life insurance policies under which amounts will be allocated by the Company to Separate Account IV to support reserves for such policies; such authorization shall include registration, filing and qualification of the Company and
              of  said   policies,   as  well  as   registration,   filing   and
              qualification of officers,  employees and agents of the Company as
              brokers,   dealers,   agents,  salesmen  or  otherwise;  and  such
              authorization  shall  also  include,   in  connection   therewith,
              authority  to  prepare,  execute,  acknowledge  and  file all such
              applications,    applications   for   exemptions,    certificates,
              affidavits, covenants, consents to service of process and other instruments, and to take all such action as the Officer executing the same or taking such action may deem necessary or desirable.

              FURTHER RESOLVED: That the Officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.



Dated:   May 8, 2000       /s/ Thomas J. Meyer
                           --------------------------------------
                           Thomas J. Meyer, Secretary











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